Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2013, with respect to the financial statements and supplemental schedule included in the Annual Report of Meridian Bioscience, Inc. Savings and Investment Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Meridian Bioscience, Inc. on
Form S-8 (File No. 333-122002) effective January 12, 2005.

/s/ Grant Thornton LLP

Cincinnati, Ohio

June 27, 2013